Exhibit 23.1

STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 {813)443-0619

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment Number 1 to Form S-3 registration statement of our audit report dated March 21, 2016 relative to the financial statements of MagneGas Corporation, as of December 31, 2015 and 2014 and for each of the years then ended as included in the Form 10-K filed March 23, 2016.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC

Tampa, Florida

March 31, 2016